Diginex Bolsters Compliance Function with Singapore Talent

Hong Kong, February 3, 2020: Diginex, a digital asset financial services and advisory company, has expanded its compliance team with the appointment of Vicki Tan, who joins the company as Head of Compliance, Singapore.

Ms. Tan will be responsible for the build-out of Diginex’s regulatory footprint in Singapore, as well as supporting the global business from a risk perspective.

Ms. Tan has substantial experience in risk, compliance management and oversight within financial services. She joins from DNB ASA, where she was Head of Risk and Compliance Asia, responsible for compliance and risk management including operational, credit, markets and liquidity risk as well as driving regulatory projects and implementation in both Asia and internationally.

Previously, Ms. Tan held senior roles for ANZ, RBS, Credit Suisse, and JP Morgan.

Mr. Richard Byworth, CEO at Diginex, said: “Compliance and regulatory oversight is core to all that we do at Diginex. Vicki joins us as we continue to expand our operations in Singapore, and her background and experience will be crucial to our commitment to foster a secure and regulated environment for investors of digital assets.”

Ms. Tan will report to Chief Compliance Officer, Malcolm Wright, who is based in Hong Kong.

Ms. Tan added: “I’m delighted to join a firm who views risk from an institutional perspective; Diginex is a leader in this field. The regulation of digital assets is a focus for many legislative bodies globally, but I believe that Singapore is leading the way. It’s exciting to be part of a company that is driving the dialogue on industry and regulatory standards in this innovative market.”

Earlier in the month, Diginex announced that Mr. Jim Pollock joined the company as Chief Operating Officer. Based in Singapore, he is responsible for overseeing the implementation of the company’s business strategy.

About Diginex

Diginex is a blockchain financial services and technology company. Diginex partners with institutional investors, corporations and governments to make digital assets more accessible, business processes more efficient and secure. Diginex believes its collaborative approach and pursuit of global cooperation is optimal to drive institutional adoption of blockchain technologies and the regulated use of digital assets. For more information on Diginex, please visit www.diginex.com.

Press Contacts:

Heather Dale

Diginex

E: heather.dale@diginex.com

Tel: +852 9274 3312

Disclaimer

8i Enterprises Acquisition Corp, a British Virgin Islands business company (“JFK”), Diginex Limited, a Singapore public company limited by shares (“Singapore NewCo”), DIGITAL INNOVATIVE LIMITED, a British Virgin Islands business company (“BVI NewCo”), and Diginex Limited, a Hong Kong company (“Diginex”), and their respective directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the holders of JFK ordinary shares in respect of the proposed transaction among such persons (the “Business Combination”). Information about JFK’s directors and executive officers and their ownership of JFK’s ordinary shares is set forth in the Registration Statement on Form F-4 jointly filed by Singapore NewCo and JFK pertaining to the Business Combination (the “Form F-4”). This document can be obtained free of charge from the sources indicated below.

The Form F-4 contains a proxy statement/prospectus for JFK’s shareholders (the “Definitive Proxy Statement”). JFK has mailed the Definitive Proxy Statement and a proxy card to each shareholder entitled to vote at the meeting relating to the approval of the Business Combination and other proposals set forth in the Definitive Proxy Statement. INVESTORS AND SECURITY HOLDERS OF JFK ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE BUSINESS COMBINATION THAT JFK WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT JFK, SINGAPORE NEWCO, BVI NEWCO, DIGINEX AND THE BUSINESS COMBINATION. The Definitive Proxy Statement and other relevant materials in connection with the Business Combination, and any other documents filed by JFK with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) or by writing to 8i Enterprises Acquisition Corp, 6 Eu Tong Sen Street, #08-13 The Central, Singapore.

Forward Looking Statements

This press release includes forward looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including the expansion of Diginex’s regulatory footprint in Singapore, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in the Definitive Proxy Statement. Important factors, among others, that may affect actual results or outcomes include: the inability to complete the Business Combination; the inability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, the amount of cash available following any redemptions by JFK shareholders; the ability to meet Nasdaq’s listing standards following the consummation of the Business Combination; and costs related to the Business Combination. Important factors that could cause the combined company’s actual results or outcomes to differ materially from those discussed in the forward-looking statements include: Diginex’s limited operating history and history of net losses; Diginex’s ability to manage growth; Diginex’s ability to execute its business plan; Diginex’s estimates of the size of the markets for its products; the rate and degree of market acceptance of Diginex’s products; Diginex’s ability to identify and integrate acquisitions; potential litigation involving JFK or Diginex or the validity or enforceability of Diginex’s intellectual property; general economic and market conditions impacting demand for Diginex’s products and services; and such other risks and uncertainties as are discussed in the Definitive Proxy Statement. Other factors include the possibility that the proposed Business Combination does not close, including due to the failure to receive required security holder approvals, or the failure of other closing conditions.

Diginex expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Diginex’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.